UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                    Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Constant Contact, Inc.

(Name of Registrant as Specified in its Charter)

Endurance International Group Holdings, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Endurance International Group Holdings, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Constant Contact, Inc.

Commission File No.: 001-33707

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Constant Contact and Endurance. A special stockholder meeting is expected to be held on January 21, 2016 to obtain stockholder approval in connection with the proposed merger between Constant Contact and Endurance. Constant Contact has filed with the SEC a proxy statement and other relevant documents and may file additional relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Constant Contact and contains important information about the proposed transaction and related matters. INVESTORS OF CONSTANT CONTACT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONSTANT CONTACT, ENDURANCE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Constant Contact with the SEC at the SEC’s website at www.sec.gov, at Constant Contact’s website at www.constantcontact.com or by sending a written request to Constant Contact at 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Investor Relations Department.

Participants in the Solicitation

Constant Contact, Endurance, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from Constant Contact’s stockholders in connection with the proposed merger. Information regarding Constant Contact’s and Endurance’s directors and executive officers is set forth in their respective definitive proxy statements for their respective 2015 Annual Meetings of Stockholders and their respective most recent annual reports on Form 10-K. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Constant Contact’s stockholders in connection with the proposed merger will be set forth in Constant Contact’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and Constant Contact’s and Endurance’s respective directors and executive officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing of the completion of the transaction described in this document and the related financing; the expected benefits of the transaction; the valuation of Constant Contact; Endurance’s immediate and long-term financial expectations for the combined business, including expected growth, free cash flow generation and ability to achieve long-term financial targets; expectations regarding Endurance’s and Constant Contact’s full-year fiscal 2015 results; and the future operation, direction and success of the Endurance and Constant Contact businesses. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that Endurance may not receive financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption of Endurance’s current plans and operations caused by the announcement of the contemplated transaction, which may cause Endurance’s stock price to decrease or make it more difficult to maintain relationships with employees, customers, vendors and other business partners; the possibility that the business of Constant Contact may suffer as a result of uncertainty surrounding the transaction or that Constant Contact may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the inability of Endurance and Constant Contact to retain key personnel; the risk that stockholder litigation or other legal proceeding in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the possibility of the transaction involving unexpected costs, liabilities or delays; the possibility of any failure to realize the intended benefits of the contemplated transaction, including the inability to integrate Constant Contact’s and Endurance’s business and operations or to realize the anticipated synergies in the expected amount or within the anticipated time frames or cost expectations or at all; the possibility that Endurance’s and Constant Contact’s estimated fiscal 2015 results may differ from expectations; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; additional expenditures of time and resources related to transaction costs, charges and expenses; adverse impact on Endurance’s business from increased indebtedness and the cost of servicing its debt; actual or contingent liabilities; and other risks and uncertainties discussed in Endurance’s and Constant Contact’s filings with the SEC, including the “Risk Factors” sections of Endurance’s and Constant Contact’s most recent Quarterly Reports on Form 10-Q for the period ended September 30, 2015 and most recent Annual Reports on Form 10-K for the year ended December 31, 2014. You can obtain copies of Endurance’s and Constant Contact’s filings with the SEC for free at the SEC’s website (www.sec.gov). If the transaction is consummated, Constant Contact’s stockholders will cease to have any equity interest in Constant Contact and will have no right to participate in its earnings and future growth. Neither Endurance nor Constant Contact assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Article published online by About.com on December 11, 2015

Constant Contact Acquisition and the Significance of Marketing Technology

Here’s what Constant Contact’s recent acquisition means for entrepreneurs.

By Ryan Robinson

With the recent announcement of Constant Contact’s $1.1 Billion acquisition by The Endurance International Group, this marks a significant milestone in the upward trend of successful exits by marketing technology companies.

In a move to expand beyond their family of web-hosting companies, Endurance, whose brands include HostGator, FatCow.com, and Domain.com, is taking big strides with their Constant Contact acquisition, to offer a wider suite of useful marketing tools to their existing customer base of small and medium-sized business owners.

Today, I got the opportunity to interview both Gail Goodman, the long-standing CEO of Constant Contact, and Hari Ravichandran, the founder and CEO of Endurance, on what exactly this acquisition means for entrepreneurs looking to make a splash in marketing technology.

First, to give some insight as to what made Constant Contact such a great acquisition target, is my interview with Hari.

Ryan: What about Constant Contact made it an attractive acquisition target for Endurance?

Hari: “This acquisition fortifies our position as a leader in the SMB services space.”

“With the additional product suite that Constant Contact brings, we are able to offer a full range of complementary solutions to SMBs. Together, we’ll be a leader in the SMB marketing services space – helping small businesses get online and grow online, serving them from inception to growth. Once a small business establishes an online presence, we know one of the first tools they want is email marketing. Joining forces with Constant Contact creates a seamless experience for our small business customers to easily grow their businesses.

Additionally, with our combined reach to over 5 million subscribers, the combination enhances our operational and financial scale.”

Ryan: What type of key performance indicators do you typically look for when evaluating a company for an acquisition?

Hari: “At Endurance, we are driven by our mission to make the web a better place and deliver valuable services and solutions to help small businesses get online and grow.

Our analysis can be based on combination of variables – strategic fit and rationale, the target’s subscriber profile, growth in both revenue and profit, future synergies, and future cash flow, for example.”

Ryan: What goals does Endurance hope to accomplish now that Constant Contact is on board?

Hari: “The integration of Constant Contact into our portfolio will enable us to provide broader solutions through different touch points with our current subscribers. We also believe that there is an opportunity to market the Constant Contact product through our current customer acquisition channels. On a broader basis, Constant Contact has strengths in areas such as product, brand, and customer experience, and we believe that these areas too, will benefit Endurance as a whole. We are thrilled for Constant Contact join the Endurance family and are looking forward to what’s ahead!”

Now, to shed some more light on how Constant Contact has made it through more than 20 years in the marketing technology space, here’s my interview with CEO, Gail Goodman.

Ryan: What has been your biggest failure (and subsequent lesson) during your career as an entrepreneur?

Gail: “In the early days of Constant Contact, when we were trying to scale, we tried lots of seemingly great ideas that landed with a thud, including trying to sell our SaaS offering on store shelves and door-to-door. Really.”

“Yet, that process of testing also uncovered some surprisingly impactful marketing channels, like radio and local seminars, which work extremely well for us to this day. It’s all about learning from everything you do. If you let a failure or something that didn’t quite go right get to you, it’s going to impede future success.”

“We have a strong culture of testing into everything. Get out there, try things, and if they don’t work, learn from it and quickly move on.”

Ryan: If you had to choose, what would you say has been the single most effective growth lever in getting Constant Contact to the level it’s climbed to, in the online marketing space?

Gail: “Culture has been our biggest growth lever. At Constant Contact we all share one goal: helping small businesses succeed. It’s no secret that half of all small businesses fail within the first five years. We’re determined to help our customers beat the odds – and we make sure they know they don’t have to go it alone.”

“With customer success as our northern light, it shaped the way we go to market, on-board customers, build products, provide customer support…everything.”

“We offer free marketing resources designed to help our customers get up to speed and achieve the best possible results in the shortest amount of time – because time is something most small businesses have very little of. Our resources are presented in many different formats so our customers can pick those that best suit their learning style and time constraints. For example, we host free, in-person educational seminars in local communities across North America and the UK; webinars for online viewing; podcasts so folks can listen at their convenience; printable guides, blog posts, and helpful tips on all major social networks.”

“We also offer free personal coaching, with support available via telephone, chat, email, and social media. No other email marketing provider offers such comprehensive resources, backed by live customer support. It’s a winning combination that helps small business owners become successful marketers.”

Ryan: Have there been any important decisions you’ve made in the business, that you feel many people disagreed with you on?

Gail: “The initial launch of our email marketing product for small businesses back in 1998 was nerve-wracking, in that we were doing everything that the experts said NOT to do. Everything that had been done up until then suggested that we couldn’t possibly scale a business at $15/month and include free personal coaching.”

“We were told there was no way we could make the customer economics work. But, we knew that small businesses needed an affordable email product and the option to pick up the phone and talk to a real person when they needed help. It was a bumpy road at times and the most important lesson I took from this journey was to test, test some more, and then retest – it paid off for us, as we were able to prove the skeptics wrong.”

Ryan: What’s the most impactful piece of advice you’d give to aspiring entrepreneurs?

Gail: “Design your customer experience based upon the needs of your target market, not the latest ‘startup best practices’ or how your VC’s other portfolio companies do things. Of course, you should track the evolving startup trends, but adapt them for your solution and your customer. Be close enough to your customer and market that you can have a strong point-of-view. Market leaders break the rules by serving their customers differently.”